SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549

                     FORM 8-K/A

                  CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                   May 16, 2013
                  Date of Report
         (Date of Earliest Event Reported)

            WOODGATE ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

         WOODGATE ACQUISITION CORPORATION
(Former Name of Registrant as Specified in its Charter)

Delaware                000-54834                46-187400
(State or other
jurisdiction        (Commission File Number)   (IRS Employer
of incorporation)                             Identification No.)

                 2500 Tanglewilde
                     Suite 260
               Houston, Texas 77063
     (Address of Principal Executive Offices)

                215 Apolena Avenue
          Newport Beach, California 92662
  (Former Address of Principal Executive Offices)

                  713-978-6551
          (Registrant's Telephone Number)


ITEM 3.02 Unregistered Sales of Equity Securities

     On May 17, 2013, WoodGate Energy Corporation (formerly Woodgate Acquisition Corporation) (the "Registrant" or the "Company") issued 8,750,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 94.5% of the total outstanding 9,250,000 shares of common stock.

ITEM 5.01     Changes in Control of Registrant

    On May 16, 2013, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on October 10, 2012 as supplemented by the information contained in this report.

    The Registrant intends that it will invest in oil and gas projects in the United States and other countries. The Registrant anticipates that its main focus will be on securing, managing and operating projects in early and later stage development and production of unconventional reservoirs, primarily coal bed methane (CBM), by applying an integration of innovative drilling and development technologies.

ITEM 5.02  Departure of Directors or Principal Officers; Election of
           Directors

    On May 16, 2013, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On May 16, 2013, James McKillop resigned as the Registrant's vice president and director.

    On May 16, 2013, Fuad Al Humoud was named as the director of the Registrant.

    On May 16,  2013, Osman J. Kaldirim was appointed President of the
Registrant.

    Fuad Hamed Al Humoud serves as the director of the Registrant. Mr. Al Humoud has 22 years of experience in banking, investments and real estate fields with particular emphasis on financial engineering, investment development (private equity, funds and direct investment), Treasury operations, portfolio management and leasing and project financing. Mr. Al Humoud has extensive entrepreneur experience in activities related to business development and financial structuring for start-up as well as existing investment programs. Mr. Al Humoud has over 15 years experience in establishing financial institutions in banking, finance, and the investment sector contributing to development of the business plan, and operational, investment and business policies. He currently continues to hold the executive positions as listed with the following companies which he was instrumental in establishing and developing:

    Chairman and managing director, Rasan Holding Co. KSC (Kuwait)
           (commenced July 2008)
    Executive partner, Rasan General Trading & Contributing Co.
           (commenced July 2005)
    Chairman, Prestige O&G, LL (Texas)(commenced September 2009) Executive Chairman, E&P Co. LLC (Texas) (commenced February 2009) Chairman, Hoff Centrifuge, Inc. (Nevada)(commenced August 2012)

    Mr. Fuad Al Humoud received his Bachelor of Science in Industrial Engineering degree in 1988 from The University of Miami.

    Osman Kaldirim serves as the President of the Registrant. Mr. Kaldirim is a Petroleum Geologist with a broad background in prospect generation and prospect evaluation together with various operating management functions in oil and gas projects, including both U.S. and International projects. Mr. Kaldirim has over nine years experience in the Oil & Gas sector with main focus on Exploration & Development of unconventional Oil & Gas Projects using conventional and non-conventional drilling techniques, production planning and project management. Since 2005 to the present, Mr. Kaldirim has served as the Vice President and Chief Geologist at E&P Co., LLC and has been managing the drilling, exploration and development of multiple wells in their 10,000 acres, Northeast Caldwell CBM Project in Louisiana.

    Mr. Kaldirim received Masters Degree in Petroleum/Structural Geology in 2004 from Oklahoma State University and his Bachelor of Science Degree in Geology from Texas A&M University in 2002. Mr. Kaldirim holds both US and Turkish citizenship.


                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                    WOODGATE ENERGY CORPORATION

Date: June 28,  2013               /s/ Osman J. Kaldirim
                                  President